EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 5, 1996, except with respect to matters discussed in Note 4, as to which date is January 22, 1997, which appears on page 19 of Hurco Companies, Inc.'s Annual Report on Form 10-K for the fiscal year ended October 31, 1996 and to all references to our Firm included in this Registration Statement.


                                        /S/ ARTHUR ANDERSEN LLP

                                        ARTHUR ANDERSEN LLP
Indianapolis, Indiana
October 1, 1997